UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): May 23, 2024

Power Solutions International, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-35944	33-0963637
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

201 Mittel Drive, Wood Dale, Illinois 60191

(Address of Principal Executive Offices, and Zip Code)

(630) 350-9400

Registrant’s Telephone Number, Including Area Code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communication pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
None	-	-

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective May 23, 2024 (the “Effective Date”), Shaojun Sun resigned from the Board of Directors (the “Board”) of Power Solutions International, Inc. (the “Company” or “PSI”). Dr. Sun served on the Board as Chairman of the Nominating and Corporate Governance Committee and a member of the Compensation Committee. Dr. Sun’s resignation is not based upon any disagreement with the Company on any matter relating to the respective operations, policies, or practices of the Company.

Further, on the Effective Date, the Board appointed Kui Jiang to the Board and to serve as Chairman of the Nominating and Corporate Governance Committee and a member of the Compensation Committee. Mr. Jiang will serve on the Board as designee of Weichai America Corp., PSI’s majority stockholder.

Mr. Jiang will serve until the Company’s 2024 annual meeting of stockholders or until his successor is duly elected and qualified.

Mr. Jiang, age 60, has previously served as a member of the Board of the Company from 2017 to 2020. Mr. Jiang also has served as Senior President of Weichai Power Co., Ltd and the Chairman of the Board of Directors of Weichai America Corp. Mr. Jiang served as President of Shandong Heavy Industry Group Co., Ltd., a leading automobile and equipment manufacturing group, from 2009 to 2023. Prior to that, Mr. Jiang has held various leadership positions, including Executive Deputy General Manager and Vice Chairman of Weichai Group Holdings Limited; Vice President of Shantui Construction Machinery Co., Ltd.; Chairman of Strong Construction Machinery Co., Ltd.; Chief Engineer and Deputy General Manager of Shantui Import and Export Company; and Deputy General Manager of Shantui Engineering Machinery Co., Ltd. Mr. Jiang has served as a member of the Supervisory Board of KION GROUP AG, a publicly-traded global leader in industrial trucks, related services and supply chain solutions; Board Director of Sinotruck, a publicly-traded truck manufacturer; Board Director of Ballard Power Systems Inc., a publicly-traded company in fuel cell production; a member of the Board of Hydraulics Drive Technology Beteiligungs GmbH, Chairman of Strong Construction Machinery Co., Ltd.; and Board Director of Shandong Heavy Industry Group Co., Ltd.

Mr. Jiang earned his MBA from Wright State University and bachelor’s degree of engineering from the Automobile Engineering Department of Tsinghua University.

There are no family relationships between Mr. Jiang and any other director or executive officer of the Company, and there are no transactions between Mr. Jiang and the Company that would be required to be reported under Item 404(a) of Regulation S-K.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Power Solutions International, Inc.

Dated: May 28, 2024	By:	/s/ Xun Li
	Name:	Xun Li
	Title:	Chief Financial Officer